Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Nov. 2, 2007	MEDIA CONTACT	Mark Craft
	Phone:	(704) 382-7364 or (513) 419-5943
	24-Hour:	(704) 382-8333

	ANALYST CONTACT	Sean Trauschke
	Phone:	(980) 373-7905

Duke Energy Reports Third-Quarter 2007 Results

•	Ongoing diluted earnings per share (EPS) of 48 cents versus 29 cents in the prior year’s quarter.
•	Company expects year-end EPS to be well above the 2007 employee ongoing diluted incentive target of $1.15.
•	Reported diluted EPS of 48 cents versus 60 cents in the previous year’s quarter, which included the results from Spectra Energy.

CHARLOTTE, N.C. – Duke Energy today reported ongoing diluted earnings per share (EPS) of 48 cents for third-quarter 2007, significantly higher than the 29 cents per share posted in third-quarter 2006.

Hotter than normal weather throughout Duke Energy’s U.S. service territory was a primary driver behind the company’s strong quarter-over-quarter performance. U.S. Franchised Electric and Gas (USFE&G) and Commercial Power increased earnings before interest and taxes (EBIT) by $82 million and $64 million, respectively.

“In our regulated business, we met our customers’ record demand for power in the Carolinas and Midwest with superior operational performance,” said James E. Rogers, Duke Energy chairman, president and CEO. “Our other businesses, Commercial Power and International, also performed exceedingly well. Based on these results, we expect our annual earnings to finish well above our 2007 employee incentive target of $1.15 ongoing diluted EPS.”

The company reported third-quarter 2007 diluted EPS of 48 cents, or $607 million in net income, substantially all from continuing operations. This compares to 60 cents reported diluted EPS in third-quarter 2006, or $763 million in net income, which included 38 cents from continuing operations and 22 cents from discontinued operations (primarily the natural gas operations that were spun off to become Spectra Energy).

Special items affecting Duke Energy’s diluted EPS for the quarter include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	3Q2007 EPS Impact	3Q2006 EPS Impact
Third-quarter 2007
• Costs to Achieve, Cinergy Merger	$(15)	$5	$(0.01)	—
• Settlement Reserve Adjustment	$20	$(7)	$0.01	—

Third-quarter 2006
• Gain on Sale of Interest in Crescent	$246	$(124)	—	$0.10
• Costs to Achieve, Cinergy Merger	$(19)	$7	—	$(0.01)

Total diluted EPS impact			—	$0.09

Reconciliation of reported to ongoing diluted EPS for the quarter:

	3Q2007 EPS	3Q2006 EPS
Diluted EPS from continuing operations, as reported	$0.48	$0.38
Diluted EPS from discontinued operations, as reported	—	$0.22

Diluted EPS, as reported	$0.48	$0.60
Adjustments to reported EPS:
• Diluted EPS from discontinued operations	—	$(0.22)
• Diluted EPS impact of special items	—	$(0.09)

Diluted EPS, ongoing	$0.48	$0.29

BUSINESS UNIT RESULTS

U.S. Franchised Electric and Gas (USFE&G)

USFE&G reported third-quarter 2007 segment EBIT from continuing operations of $760 million, compared to $678 million in the prior year. The EBIT increase over the prior year’s quarter was primarily driven by favorable weather, the completion of rate credits related to the Cinergy merger and additional long-term wholesale contracts. Both the Carolinas and the Midwest experienced record-setting temperatures during August and September 2007.

These increases were partially offset by additional regulatory amortization and higher operation and maintenance costs.

The outstanding performance of the nuclear fleet played an important role in the company’s ability to respond to the summer-long heat wave in the Carolinas, which resulted in record customer demand. Duke Energy’s seven-unit nuclear fleet set an all-time operating record with 107 consecutive days online, surpassing the previous record of 89 days. The run began with the completion of the Oconee unit 2 refueling outage and ended with the planned shutdown of Catawba unit 2 for refueling on Sept. 15.

Year-to-date segment EBIT from continuing operations for USFE&G was $1,786 million, compared to $1,388 million in 2006.

Commercial Power

For third-quarter 2007, Commercial Power reported segment EBIT of $121 million from continuing operations, compared to $57 million in the prior year’s quarter.

Commercial Power’s improved results were driven by improved retail margins resulting mainly from the timing of the recovery of fuel and purchased power costs, higher overall prices and favorable weather. The Midwest gas-fired assets also contributed to Commercial Power’s improved results due to increased generation and higher revenues from capacity and tolling agreements.

This contribution was partially offset by higher costs associated with increased synfuel production.

Year-to-date segment EBIT from continuing operations for Commercial Power was $147 million, compared to $50 million in 2006.

Duke Energy International (DEI)

For third-quarter 2007, DEI reported segment EBIT from continuing operations of $92 million, compared to $68 million in last year’s third quarter. DEI’s improved results for the quarter were driven primarily by higher margins in Peru, partially offset by lower volumes in Argentina.

Year-to-date segment EBIT from continuing operations for DEI was $283 million, compared with $178 million in 2006.

Crescent Resources

Crescent Resources reported third-quarter 2007 segment EBIT from continuing operations of $10 million, compared to $300 million in the previous year’s quarter.

Last year’s third-quarter results included a one-time $246 million gain related to the creation of a joint-venture partnership in Crescent Resources LLC.

The lower current-year results reflect the September 2006 change from 100 percent ownership to an effective 50-50 joint venture. Reduced residential developed lot sales and legacy land sales also contributed to the segment’s lower results.

Year-to-date segment EBIT from continuing operations for Crescent Resources was $29 million, compared with $515 million in 2006.

Other

Other primarily includes costs associated with corporate governance, merger costs-to-achieve and Duke Energy’s captive insurance company, Bison Insurance Co. Ltd.

Other reported a third-quarter 2007 net expense from continuing operations of $44 million, compared to $151 million in the prior year’s quarter. The reduction was primarily due to lower costs related to captive insurance, reduced corporate governance costs and a benefit associated with contract settlement negotiations.

The year-to-date net expense from continuing operations for Other was $194 million, compared with a $355 million net expense from continuing operations in 2006.

Discontinued Operations

In third-quarter 2007, Discontinued Operations had a net-of-tax loss of $4 million, compared to a third-quarter 2006 after-tax income of $282 million. The 2006 results include after-tax earnings of $231 million related to Spectra Energy, which was spun off to shareholders in January 2007.

INTEREST EXPENSE

Interest expense from continuing operations remained relatively flat, at $178 million for third-quarter 2007, compared to $182 million for the third quarter of 2006.

Interest expense from continuing operations was $502 million for year-to-date 2007, compared to $470 million for year-to-date 2006.

INCOME TAX EXPENSE

Third-quarter 2007 income tax expense from continuing operations was $223 million, compared to $310 million in third-quarter 2006. The effective tax rate for the quarter decreased to approximately 27 percent from approximately 39 percent in the prior-year quarter. The lower effective tax rate reflects the recognition of $66 million in synfuel tax credits in the current-year quarter.

Year-to-date income tax expense from continuing operations was $447 million compared to $469 million in 2006.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and nonoperating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses ongoing diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations, adjusted for the impact of special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items. Due to the forward-looking nature of ongoing diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time, as the company is unable to forecast any special items for future periods.

Duke Energy also uses ongoing segment (including ongoing equity earnings for Crescent Resources) and Other EBIT, including diluted-EPS-equivalent amounts, as a measure of historical and anticipated future segment and other performance. When used for future periods, ongoing segment and Other EBIT may also include any amounts that may be reported as discontinued operations. Ongoing segment and Other EBIT are non-GAAP financial measures, as they represent reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across all periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items. Due to the forward-looking nature of any forecasted ongoing segment or Other EBIT and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast any special items or any amounts that may be reported as discontinued operations for future periods.

Duke Energy, one of the largest electric power companies in the United States, supplies and delivers energy to approximately 4 million U.S. customers. The company has approximately 36,000 megawatts of electric generating capacity in the Midwest and the Carolinas, and natural gas distribution services in Ohio and Kentucky. In addition, Duke Energy has more than 4,000 megawatts of electric generation in Latin America, and is a joint-venture partner in a U.S. real estate company.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors’ section of Duke Energy’s Web site, or by dialing 800-475-3716 in the United States or 719-457-2728 outside the United States. The confirmation code is 7423895. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, Nov. 11, 2007, by dialing 888-203-1112 with a confirmation code of 7423895. The international replay number is 719-457-0820, confirmation code 7423895. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on Duke Energy’s investor relations Web site at: http://www.dukeenergy.com/investors/publications/gaap-reconciliation.asp.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements; state, federal and foreign legislation and regulatory initiatives that affect cost and investment recovery, or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth in Duke Energy Corporation’s (Duke Energy) service territories; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of hurricanes, ice storms and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; the performance of electric generation and of projects undertaken by Duke Energy’s non-regulated businesses; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the ability to successfully complete merger, acquisition or divestiture plans. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SEPTEMBER 2007

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts and where noted)	2007	2006	2007 (a)	2006 (a)
COMMON STOCK DATA
Earnings Per Share (from continuing operations)
Basic	$0.48	$0.38	$1.00	$0.77
Diluted	$0.48	$0.38	$0.99	$0.76
Earnings per Share (from discontinued operations)
Basic	$—	$0.23	$—	$0.52
Diluted	$—	$0.22	$—	$0.51
Earnings Per Share
Basic	$0.48	$0.61	$1.00	$1.29
Diluted	$0.48	$0.60	$0.99	$1.27
Dividends Per Share	$—	$—	$0.64	$0.94
Weighted-Average Shares Outstanding
Basic	1,260	1,254	1,259	1,141
Diluted	1,265	1,263	1,266	1,162
INCOME
Operating Revenues	$3,818	$3,279	$9,949	$7,802

Total Reportable Segment EBIT	983	1,103	2,245	2,131
Other EBIT	(44)	(151)	(194)	(355)
Interest Expense	(178)	(182)	(502)	(470)
Interest Income and Other (b)	73	21	161	43
Income Tax Expense from Continuing Operations	(223)	(310)	(447)	(469)
(Loss) Income from Discontinued Operations, net of tax	(4)	282	(6)	596

Net Income	$607	$763	$1,257	$1,476

CAPITALIZATION
Total Common Equity			64%	54%
Minority Interests			0%	2%
Total Debt			36%	44%
Total Debt			$11,776	$21,247
Book Value Per Share			$16.72	$21.12
Actual Shares Outstanding			1,260	1,255
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$506	$555	$1,840	$1,457
Natural Gas Transmission	—	233	—	503
Commercial Power	88	79	323	150
International Energy	8	11	32	43
Crescent (c)	—	95	—	507
Other	34	20	104	118

Total Capital and Investment Expenditures	$636	$993	$2,299	$2,778

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$760	$678	$1,786	$1,388
Commercial Power	121	57	147	50
International Energy	92	68	283	178
Crescent	10	300	29	515

Total reportable segment EBIT	983	1,103	2,245	2,131
Other EBIT	(44)	(151)	(194)	(355)
Interest Expense	(178)	(182)	(502)	(470)
Interest Income and Other (b)	73	21	161	43

Consolidated income from continuing operations before income taxes	$834	$791	$1,710	$1,349

(a)	Results of legacy Cinergy operations are included in Duke Energy's results of operations from April 1, 2006 and thereafter. Additionally, on January 2, 2007, Duke Energy completed the spin-off of its natural gas businesses to shareholders and, accordingly, prior period results of the natural gas businesses, including Duke Energy's 50% ownership interest in DCP Midstream (formerly DEFS), are reflected in discontinued operations. On September 7, 2006, Duke Energy deconsolidated Crescent and subsequently accounts for its investment in Crescent using the equity method of accounting. Results of operations for the three and nine months ended September 30, 2007 include Duke Energy's 50% equity in earnings of Crescent. Crescent was a wholly owned subsidiary of Duke Energy until September 7, 2006.
(b)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(c)	Amounts include capital expenditures for residential real estate included in operating cash flows of $0 million and $82 million for the three months ended September 30, 2007 and 2006, respectively, and $0 million and $322 million for the nine months ended September 30, 2007 and 2006, respectively.

Note: Certain prior period amounts have been reclassified due to discontinued operations and segment asset transfers.

SEPTEMBER 2007

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except where noted)	2007	2006	2007	2006
U.S. FRANCHISED ELECTRIC AND GAS (a)
Operating Revenues	$2,756	$2,482	$7,404	$5,904
Operating Expenses	2,005	1,814	5,652	4,543
(Losses) Gains on Sales of Other Assets and Other, net	(1)	(1)	—	1
Other Income and Expenses, net	10	11	34	26

EBIT	$760	$678	$1,786	$1,388

Depreciation and Amortization	$393	$363	$1,117	$953
Duke Energy Carolinas GWh sales	23,797	22,760	66,209	63,284
Duke Energy Midwest GWh sales	17,230	16,505	49,038	31,309
Net Proportional MW Capacity in Operation			27,590	26,772
COMMERCIAL POWER (a)
Operating Revenues	$772	$497	$1,733	$960
Operating Expenses	657	452	1,594	928
Losses on Sales of Other Assets and Other, net	—	(4)	(11)	(9)
Other Income and Expenses, net	6	16	19	27

EBIT	$121	$57	$147	$50

Depreciation and Amortization	$68	$45	$172	$114
Actual Plant Production, GWh	7,230	6,599	18,228	11,978
Net Proportional MW Capacity in Operation			8,100	8,600
INTERNATIONAL ENERGY
Operating Revenues	$276	$233	$782	$705
Operating Expenses	211	184	561	569
Losses on Sales of Other Assets and Other, net	—	(1)	—	(1)
Other Income and Expenses, net	24	26	69	56
Minority Interest (Benefit) Expense	(3)	6	7	13

EBIT	$92	$68	$283	$178

Depreciation and Amortization	$20	$18	$58	$53
Sales, GWh	4,200	5,269	12,854	15,086
Proportional MW Capacity in Operation			3,940	3,921
CRESCENT (b)
Operating Revenues	$—	$66	$—	$221
Operating Expenses	—	37	—	158
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	—	30	—	201
Gains on Sales of Other Assets and Other, net	—	246	—	246
Other Income and Expenses, net	—	1	—	14
Equity in Earnings of Unconsolidated Affiliates	10	(4)	29	(4)
Minority Interest Expense	—	2	—	5

EBIT	$10	$300	$29	$515

Depreciation and Amortization	$—	$1	$—	$1
OTHER (a)
Operating Revenues	$40	$29	$131	$105
Operating Expenses	83	191	317	482
Gains on Sales of Other Assets and Other, net	2	3	1	—
Other Income and Expenses, net	(3)	10	(12)	17
Minority Interest Expense (Benefit)	—	2	(3)	(5)

EBIT	$(44)	$(151)	$(194)	$(355)

Depreciation and Amortization	$17	$15	$43	$38
(a)	Includes the results of operations for legacy Cinergy from April 1, 2006 and thereafter.
(b)	Crescent results for the three and nine months ended September 30, 2007 represent Duke Energy's 50% equity in earnings for its investment in Crescent. Crescent was a wholly owned subsidiary of Duke Energy until September 7, 2006.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Operating Revenues	$3,818	$3,279	$9,949	$7,802
Operating Expenses	2,930	2,654	8,023	6,604
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	—	30	—	201
Gains (Losses) on Sales of Other Assets and Other, net	—	246	(10)	239

Operating Income	888	901	1,916	1,638

Other Income and Expenses, net	120	80	295	195
Interest Expense	178	182	502	470
Minority Interest (Benefit) Expense	(4)	8	(1)	14

Income From Continuing Operations Before Income Taxes	834	791	1,710	1,349
Income Tax Expense from Continuing Operations	223	310	447	469

Income From Continuing Operations	611	481	1,263	880
(Loss) Income From Discontinued Operations, net of tax	(4)	282	(6)	596

Net Income	$607	$763	$1,257	$1,476

Common Stock Data
Weighted-average shares outstanding
Basic	1,260	1,254	1,259	1,141
Diluted	1,265	1,263	1,266	1,162
Earnings per share (from continuing operations)
Basic	$0.48	$0.38	$1.00	$0.77
Diluted	$0.48	$0.38	$0.99	$0.76
Earnings per share (from discontinued operations)
Basic	$—	$0.23	$—	$0.52
Diluted	$—	$0.22	$—	$0.51
Earnings per share
Basic	$0.48	$0.61	$1.00	$1.29
Diluted	$0.48	$0.60	$0.99	$1.27
Dividends per share	$—	$—	$0.64	$0.94

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	September 30, 2007	December 31, 2006
ASSETS
Current Assets	$5,270	$7,047
Investments and Other Assets	10,980	16,074
Net Property, Plant and Equipment	30,134	41,447
Regulatory Assets and Deferred Debits	2,643	4,132

Total Assets	$49,027	$68,700

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY
Current Liabilities	$4,676	$6,613
Long-term Debt	9,937	18,118
Deferred Credits and Other Liabilities	13,151	17,062
Minority Interests	192	805
Common Stockholders’ Equity	21,071	26,102

Total Liabilities and Common Stockholders’ Equity	$49,027	$68,700

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,257	$1,476
Adjustments to reconcile net income to net cash provided by operating activities	1,232	1,259

Net cash provided by operating activities	2,489	2,735

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,703)	(1,730)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(1,059)	(674)

Changes in cash and cash equivalents included in assets held for sale	—	(22)

Net (decrease) increase in cash and cash equivalents	(273)	309
Cash and cash equivalents at beginning of period	948	511

Cash and cash equivalents at end of period	$675	$820

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

	Quarter To Date September 30,			Year To Date September 30,
	2007	2006	% Inc.(Dec.)	2007	2006	% Inc.(Dec.)
GWH Sales
Residential	8,267	7,789	6.1%	20,986	19,749	6.3%
General Service	7,739	7,518	2.9%	20,517	19,560	4.9%

Industrial – Textile	1,386	1,532	(9.5%)	3,966	4,462	(11.1%)
Industrial – Other	4,981	5,017	(0.7%)	14,031	14,105	(0.5%)

Total Industrial	6,367	6,549	(2.8%)	17,997	18,567	(3.1%)

Other Energy Sales	68	67	1.5%	206	202	2.0%
Regular Resale	508	481	5.6%	1,242	1,191	4.3%

Total Regular Sales Billed	22,950	22,404	2.4%	60,948	59,269	2.8%

Special Sales (A)	723	529	36.7%	4,245	3,481	21.9%

Total Electric Sales	23,673	22,933	3.2%	65,193	62,750	3.9%

Unbilled Sales	(213)	(504)	57.7%	20	(438)	104.6%

Total Electric Sales – Carolinas	23,460	22,429	4.6%	65,213	62,312	4.7%

Nantahala Electric Sales	337	331	1.8%	996	972	2.5%

Total Consolidated Electric Sales – Carolinas	23,797	22,760	4.6%	66,209	63,284	4.6%

Average Number of Customers
Residential	1,920,978	1,881,863	2.1%	1,912,156	1,872,105	2.1%
General Service	323,019	317,878	1.6%	321,251	316,216	1.6%

Industrial – Textile	704	749	(6.0%)	723	760	(4.9%)
Industrial – Other	6,473	6,592	(1.8%)	6,516	6,617	(1.5%)

Total Industrial	7,177	7,341	(2.2%)	7,239	7,377	(1.9%)

Other Energy Sales	13,390	13,228	1.2%	13,380	13,115	2.0%
Regular Resale	15	14	7.1%	15	15	0.0%

Total Regular Sales	2,264,579	2,220,324	2.0%	2,254,041	2,208,828	2.0%

Special Sales (A)	30	28	7.1%	34	28	21.4%

Total Electric Sales – Carolinas	2,264,609	2,220,352	2.0%	2,254,075	2,208,856	2.0%

Nantahala Electric Sales	71,722	70,383	1.9%	71,260	69,764	2.1%

Total Avg Number of Customers – Carolinas	2,336,331	2,290,735	2.0%	2,325,335	2,278,620	2.1%

(A) Excludes sales to Nantahala Power and Light Company

Heating and Cooling Degree Days
Actual
Heating Degree Days	1	24	(96.0%)	1,862	1,745	6.7%
Cooling Degree Days	1,203	971	23.9%	1,740	1,440	20.9%

Variance from Normal
Heating Degree Days	(94.7%)	20.0%	n/a	(6.7%)	(9.7%)	n/a
Cooling Degree Days	25.0%	2.5%	n/a	21.9%	1.5%	n/a

Duke Energy – Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

	Quarter To Date September 30,			Year To Date September 30,
	2007	2006	% Inc.(Dec.)	2007	2006	% Inc.(Dec.)
GWH Sales
Residential	5,314	5,058	5.1%	14,515	13,422	8.1%
General Service	5,226	4,990	4.7%	14,087	13,311	5.8%
Industrial	4,692	4,812	(2.5%)	13,704	13,902	(1.4%)
Other Energy Sales	44	44	0.0%	131	134	(2.2%)

Total Regular Electric Sales Billed	15,276	14,904	2.5%	42,437	40,769	4.1%

Special Sales	1,999	1,771	12.9%	6,563	5,302	23.8%

Total Electric Sales Billed – Midwest	17,275	16,675	3.6%	49,000	46,071	6.4%

Unbilled Sales	(45)	(170)	73.5%	38	(166)	122.9%

Total Electric Sales – Midwest	17,230	16,505	4.4%	49,038	45,905	6.8%

Average Number of Customers
Residential	1,397,131	1,387,230	0.7%	1,399,772	1,388,287	0.8%
General Service	183,808	182,196	0.9%	183,476	181,932	0.8%
Industrial	5,644	5,728	(1.5%)	5,660	5,763	(1.8%)
Other Energy	3,860	3,627	6.4%	3,788	3,510	7.9%

Total Regular Sales	1,590,443	1,578,781	0.7%	1,592,696	1,579,492	0.8%

Special Sales	35	35	0.0%	31	31	0.0%

Total Avg Number Electric Customers – Midwest	1,590,478	1,578,816	0.7%	1,592,727	1,579,523	0.8%

Heating and Cooling Degree Days*
Actual
Heating Degree Days	3	28	(89.3%)	2,478	2,037	21.6%
Cooling Degree Days	1,009	746	35.3%	1,468	1,011	45.2%

Variance from Normal
Heating Degree Days	(80.0%)	55.6%	n/a	3.6%	(15.3%)	n/a
Cooling Degree Days	38.8%	5.1%	n/a	43.8%	1.3%	n/a

*	Reflects HDD and CDD for Duke Energy – Indiana, Duke Energy – Ohio and Duke Energy – Kentucky

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

September 2006 Quarter-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Gain on Sale of Interest in Crescent		Costs to Achieve, Cinergy Merger		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$678	$—		$—		$—		$—	$678
Commercial Power	57	—		—		—		—	57
International Energy	68	—		—		—		—	68
Crescent	54	246	A	—		—		246	300

Total reportable segment EBIT	857	246		—		—		246	1,103
Other	(132)	—		(19	) B	—		(19)	(151)

Total reportable segment EBIT and Other EBIT	$725	$246		$(19)		$—		$227	$952
Interest Expense	(182)	—		—		—		—	(182)
Interest Income and Other	21	—		—		—		—	21
Income Taxes from Continuing Operations	(193)	(124)		7		—		(117)	(310)
Discontinued Operations, net of taxes	—	—		—		282	C,D	282	282

Net Income	$371	$122		$(12)		$282		$392	$763

EARNINGS PER SHARE, BASIC	$0.29	$0.10		$(0.01)		$0.23		$0.32	$0.61

EARNINGS PER SHARE, DILUTED	$0.29	$0.10		$(0.01)		$0.22		$0.31	$0.60

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Gains (Losses) on Sales of Other Assets and Other, net on the Consolidated Statements of Operations.

B – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

C – Excludes Crescent discontinued operations.

D – Primarily amounts reclassified to discontinued operations due to the January 2007 spin-off of Spectra Energy, net of amounts for DENA. Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,254
Diluted	1,263

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

September 2006 Year-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Gain on Sale of Interest in Crescent		Impairment of Campeche Investment		Costs to Achieve, Cinergy Merger		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$1,388	$—		$—		$—		$—		$—	$1,388
Commercial Power	50	—		—		—		—		—	50
International Energy	233	—		(55	) B	—		—		(55)	178
Crescent	269	246	A	—		—		—		246	515

Total reportable segment EBIT	1,940	246		(55)		—		—		191	2,131

Other	(258)	—		—		(97	) C	—		(97)	(355)

Total reportable segment EBIT and Other EBIT	$1,682	$246		$(55)		$(97)		$—		$94	$1,776
Interest Expense	(470)	—		—		—		—		—	(470)
Interest Income and Other	43	—		—		—		—		—	43
Income Taxes from Continuing Operations	(379)	(124)		—		34		—		(90)	(469)
Discontinued Operations, net of taxes	—	—		—		—		596	D,E	596	596

Net Income	$876	$122		$(55)		$(63)		$596		$600	$1,476

EARNINGS PER SHARE, BASIC	$0.77	$0.11		$(0.05)		$(0.06)		$0.52		$0.52	$1.29

EARNINGS PER SHARE, DILUTED	$0.76	$0.10		$(0.05)		$(0.05)		$0.51		$0.51	$1.27

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Gains (Losses) on Sales of Other Assets and Other, net on the Consolidated Statements of Operations.

B – $38 million recorded in Operation, maintenance and other (Operating Expenses) and $17 million recorded in Losses on sales and impairments of equity investments (Other Income and Expenses) on the Consolidated Statements of Operations.

C – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

D – Excludes Crescent discontinued operations.

E – Primarily amounts reclassified to discontinued operations due to the January 2007 spin-off of Spectra Energy, net of amounts for DENA. Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,141
Diluted	1,162

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

September 2007 Quarter-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Costs to Achieve, Cinergy Merger		Settlement Reserve Adjustment		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$760	$—		$—		$—		$—	$760
Commercial Power	121	—		—		—		—	121
International Energy	92	—		—		—		—	92
Crescent	10	—		—		—		—	10

Total reportable segment EBIT	983	—		—		—		—	983
Other	(49)	(15	) A	20	A	—		5	(44)

Total reportable segment and Other EBIT	$934	$(15)		$20		$—		$5	$939
Interest Expense	(178)	—		—		—		—	(178)
Interest Income and Other	73	—		—		—		—	73
Income Taxes from Continuing Operations	(221)	5		(7)		—		(2)	(223)
Discontinued Operations, net of taxes	—	—		—		(4	) B	(4)	(4)

Net Income	$608	$(10)		$13		$(4)		$(1)	$607

EARNINGS PER SHARE, BASIC	$0.48	$(0.01)		$0.01		$—		$—	$0.48

EARNINGS PER SHARE, DILUTED	$0.48	$(0.01)		$0.01		$—		$—	$0.48

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,260
Diluted	1,265

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

September 2007 Year-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Convertible Debt Costs, Gas Spin-off		Costs to Achieve, Cinergy Merger		IT Severance Costs		Settlement Reserve Adjustment		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$1,786	$—		$—		$—		$—		$—		$—	$1,786
Commercial Power	147	—		—		—		—		—		—	147
International Energy	283	—		—		—		—		—		—	283
Crescent	29	—		—		—		—		—		—	29

Total reportable segment EBIT	2,245	—		—		—		—		—		—	2,245

Other	(143)	(21	) B	(38	) A	(12	) A	20	A	—		(51)	(194)

Total reportable segment and Other EBIT	$2,102	$(21)		$(38)		$(12)		$20		$—		$(51)	$2,051
Interest Expense	(502)	—		—		—		—		—		—	(502)
Interest Income and Other	161	—		—		—		—		—		—	161
Income Taxes from Continuing Operations	(458)	—		14		4		(7)		—		11	(447)
Discontinued Operations, net of taxes	—	—		—		—		—		(6	) C	(6)	(6)

Net Income	$1,303	$(21)		$(24)		$(8)		$13		$(6)		$(46)	$1,257

EARNINGS PER SHARE, BASIC	$1.04	$(0.02)		$(0.02)		$(0.01)		$0.01		$—		$(0.04)	$1.00

EARNINGS PER SHARE, DILUTED	$1.03	$(0.02)		$(0.02)		$(0.01)		$0.01		$—		$(0.04)	$0.99

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – Recorded in Other income and expenses, net (Other Income and Expenses, net) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,259
Diluted	1,266